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                                                              EXHIBIT 99.1


-----------------                          200 Varick Street, New York, NY 10014
DOREMUS  NEWSROOM                                  T:212.366.3100 F:212.366.3105
-----------------

  NEW YORK . LONDON . SAN FRANCISCO . FRANKFURT . CHICAGO . MILAN . HONG KONG


Contacts:   Jeanmarie McFadden              Timothy Lee
            Morgan Stanley                  Dean Witter
            (212) 761-4059                  (212) 392-8709

            Jon Diat
            Morgan Stanley
            (212) 761-6403
                                           For Immediate Release
                                           ---------------------


                     DEAN WITTER DISCOVER, MORGAN STANLEY HOLDERS

                       OVERWHELMINGLY APPROVE THEIR MERGER PLAN


        NEW YORK, May 28--Dean Witter, Discover & Co. and Morgan Stanley Group

Inc. confirmed that at separate meetings today, their respective stockholders approved the merger of the two companies.

        At Dean Witter Discover's meeting, the merger was approved by holders representing approximately 87 percent of the outstanding common stock, or approximately 98 percent of the votes cast, and, at Morgan Stanley's meeting, by the holders representing approximately 83 percent of the shares entitled to vote, or approximately 99 percent of the votes cast.

        Dean Witter Discover stockholders also approved an equity-based employee compensation plan, as well as elected Directors and ratified the appointment of

Deloitte & Touche LLP as Dean Witter Discover's auditor for 1997.

        The merger has been structured as a merger of equals, with Morgan

Stanley to merge with and into Dean Witter Discover, and the combined company to be named Morgan Stanley, Dean Witter, Discover & Co. In the merger, each outstanding share of Morgan Stanley common stock will be converted into the right to receive 1.65 shares of Morgan Stanley, Dean Witter, Discover & Co.

common stock.

        It is anticipated that the merger will be completed by the end of May.


May 28, 1997
(0158)